              SUBJECT TO COMPLETION, Dated November 5, 2001



                            PROSPECTUS


                      NEW PALTZ CAPITAL CORP.
                          1,414,500 SHARES
                            COMMON STOCK
                            ------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering of our common stock that was exempt from registration under the US securities laws.

Our common stock is presently not traded on any market or securities exchange.



                            ---------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ----------------



               The Date Of This Prospectus Is: November 5, 2001

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                            TABLE OF CONTENTS
                                                                        PAGE

Summary....................................................................4
Risk Factors...............................................................5
   If We Do Not Obtain Additional Financing, Our Business Will Fail........5
   If We Complete A Financing Through The Sale Of Additional Shares Of
      Our Common Stock, Then Shareholders Will Experience Dilution.........5
   If We Do Not Conduct Mineral Exploration On Our Mineral Claims
     Or Pay Fees In Lieu Of Mineral Exploration, Then Our Mineral
     Claims Will Lapse.....................................................5
   Because We Have Not Commenced Business Operations, We Face
     A High Risk of business failure.......................................6
   Because We Anticipate Our Operating Expenses Will Increase Prior
     To Our Obtaining Revenues, We Expect Significant Losses Prior
     to any Profitability..................................................6
   Because Of The Speculative Nature Of Exploration Of Mining Properties,
     There Is Substantial Risk That No Commercially Exploitable Minerals
     Will Be Found And Our Business Will Fail..............................6
   Because Of The Inherent Dangers Involved In Mineral Exploration,
     There Is A Risk That We May Incur Liability Or Damages As We
     Conduct Our Business..................................................6
   Even If We Discover Commercial Reserves Of Precious Metals On
     Our Mineral claims, We May Not Be Able to Successfully
     Obtain Commercial Production..........................................7
   Because Of Our Limited Resources And The Speculative Nature Of Our Business, There Is A Substantial Doubt As To Our Ability To Continue
   As A Going Concern......................................................7
   If We Are Unable To Hire And Retain Key Personnel, We May Not Be
     Able To Implement Our Business Plan And Our Business Will Fail........7
   Because Our Sole Executive Officer Does Not Have Formal Training
     Specific To The Technicalities Of Mineral Exploration, There Is A
     Higher Risk Our Business Will Fail....................................7
   Because Our Sole Executive Officer Has Other Business Interests, He
     May Not Be Able Or Willing To Devote A Sufficient Amount Of Time
     To Our Business Operations, Causing Our Business To Fail..............8
   Because We Will Be Subject To Compliance With Government Regulation,
   Our Anticipated Cost Of Our Exploration Program May Increase............8
   If A Market For Our Common Stock Does Not Develop, Our Investors Will
     Be Unable To Sell their Shares........................................8
   If A Market For Our Common Stock Develops, Our Stock Price May Be
     Volatile..............................................................8
   If The Selling Shareholders Sell A Large Number Of Shares All At Once
     Or In Blocks, The Price Of Our Shares Would Most Likely Decline.......9
   Because Our Stock Is Penny Stock, Shareholders Will Be Limited In
     Their Ability To Sell Their Stock.....................................9

                                  2

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Use of Proceeds............................................................9
Determination of Offering Price...........................................10
Dilution..................................................................10
Selling Shareholders......................................................10
Plan of Distribution......................................................14
Legal Proceedings.........................................................16
Directors, Executive Officers, Promoters and Control Persons..............16
Security Ownership of Certain Beneficial Owners and Management............17
Description of Securities.................................................18
Interest of Named Experts and Counsel.....................................19
Disclosure of Commission Position of Indemnification for Securities
Act Liabilities...........................................................19
Organization Within Last Five Years.......................................19
Description of Business...................................................20
Plan of Operations........................................................25
Description of Property...................................................26
Certain Relationships and Related Transactions............................26
Market for Common Equity and Related Stockholder Matters..................27
Executive Compensation....................................................29
Financial Statements......................................................30
Changes in and Disagreements with Accountants.............................30
Available Information.....................................................30


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  3

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                                SUMMARY


New Paltz Capital Corp.

We are in the business of mineral exploration. To date, we have relied upon the mineral exploration of others and only recently commenced our mineral exploration activities. We purchased eight mineral claims located in the Eureka Mining District of the State of Arizona from Mr. Laurence Sookochoff
in September 2000.   We refer to these mineral claims as the Oro Dinero
mineral claims.  We own a 100% interest in the Oro Dinero mineral claims.

Our plan of operations is to conduct mineral exploration activities on the Oro Dinero mineral claims in order to assess whether these claims possess
commercially exploitable gold mineral reserves.   We have completed the
first phase of a staged exploration program on our mineral properties.
Our plan of operations is to proceed to the second phase of stage one of this exploration program. Our proposed exploration program is designed to explore for commercially exploitable deposits. We have not, nor has any predecessor, identified any commercially exploitable reserves of gold on these mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

We were incorporated on March 14, 2000 under the laws of the state of Nevada. Our principal offices are located at 2360 Palmerston Avenue Vancouver, British Columbia, Canada V7V 2W1. The telephone number of our principal executive office is (604) 926-2859.


The Offering

Securities Being Offered:     Up to 1,414,500 shares of common stock. The
                              offering price will be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued
And to be Issued              6,414,500 shares of our common stock are
                              issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the sale
                              of the common stock by the selling shareholders.

                                  4

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                              RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

         RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

If We Do Not Obtain Additional Financing, Our Business Will Fail

Our current operating funds are less than necessary to complete the exploration of our mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. We had cash in the amount of $33,058 as of June 30, 2001. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims and the development of these mineral claims if our exploration indicates that our mineral claims possess commercially exploitable mineral reserves. We have obtained a geological report on our mineral claims that recommends a three-stage exploration program. We are currently completing stage one of this exploration program in phases. We have completed the first phase of stage one and we have sufficient funds to carry out phase two of stage one of the recommended exploration program on our mineral claims. However, we will require additional financing in order to complete the recommended
exploration program in full.   We will also require additional financing if
the costs of the exploration and development of our mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration and development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for gold, investor acceptance of our mineral claims, and investor sentiment. These factors may adversely affect the timing, amount, terms or conditions of any financing that we may obtain or make any additional financing unavailable to us.

If We Complete A Financing Through The Sale Of Additional Shares Of Our Common Stock, Then Shareholders Will Experience Dilution

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our mineral claims to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

If We Do Not Conduct Mineral Exploration On Our Mineral Claims Or Pay Fees In Lieu Of Mineral Exploration, Then Our Mineral Claims Will Lapse

We must complete mineral exploration work on our mineral claims and make filings with the Bureau of Land Management of the Department of the Interior regarding the work completed or pay maintenance fees in lieu of completing work on our claims. If we do not conduct any mineral exploration on our

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claims or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all interest that we have in these mineral claims. The expiry date of our mineral claims is currently August 31, 2002. We currently plan to complete exploration work on our mineral claims prior to this date or make the required maintenance payments in order to extend the expiry date of the mineral claims.

Because We Have Not Commenced Business Operations, We Face A High Risk Of Business Failure

We have only recently begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate our business successfully. We were incorporated on March 14, 2000 and to date have been involved primarily in organizational activities, the acquisition of our mineral claims and obtaining a geological report on our mineral claims. We have not earned any revenues as of the date of this rospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because We Anticipate Our Operating Expenses Will Increase Prior To Our Obtaining Revenues, We Expect Significant Losses Prior To Any Profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future.
We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because Of The Speculative Nature Of Exploration Of Mining Properties, There Is Substantial Risk That No Commercially Exploitable Minerals Will Be Found And Our Business Will Fail

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that our mineral claims contain commercially exploitable reserves of gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of our mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

                                  6

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Because Of The Inherent Dangers Involved In Mineral Exploration, There
Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even If We Discover Commercial Reserves Of Precious Metals On Our Mineral claims, We May Not Be Able to Successfully Obtain Commercial Production

Our mineral claims do not contain any known mineral reserves. If our exploration programs are successful in establishing reserves of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. At this time, we can provide no assurance to investors that we will be able to do so.

Because Of Our Limited Resources And The Speculative Nature Of Our Business, There Is A Substantial Doubt As To Our Ability To Continue As A Going Concern

The report of Morgan & Company, our independent auditors, to our audited financial statements for the period ended June 30, 2001, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operation is dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

                  RISKS RELATED TO OUR MARKET AND STRATEGY

If We Are Unable To Hire And Retain Key Personnel, We May Not Be Able To Implement Our Business Plan And Our Business Will Fail

Our success will be largely dependent on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Because Our Sole Executive Officer Does Not Have Formal Training Specific To The Technicalities Of Mineral Exploration, There Is A Higher Risk Our Business Will Fail

While Mr. William Asselstine, our sole executive officer and a director, has experience as a director and officer of several mineral exploration companies, he does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the

                                  7

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services of such individuals,it will make it difficult and maybe impossible to pursue our business plan.  There is thus a higher risk of business failure.

Because Our Sole Executive Officer Has Other Business Interests, He May Not Be Able Or Willing To Devote A Sufficient Amount Of Time To Our Business Operations, Causing Our Business To Fail

Mr. Asselstine, our sole director and executive officer, presently spends approximately 10% of his business time on business management services for our company. While Mr. Asselstine presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Asselstine from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Asselstine may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

                     RISKS RELATED TO LEGAL UNCERTAINTY

Because We Will Be Subject To Compliance With Government Regulation, Our Anticipated Cost Of Our Exploration Program May Increase

There are several governmental regulations that materially restrict the use of ore. We will be subject to the laws and regulations of the Bureau of Land Management of the United States Department of the Interior as we carry out our exploration program. We may be required to obtain land use permits and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

                       RISKS RELATED TO THIS OFFERING

If A Market For Our Common Stock Does Not Develop, Our Investors Will Be Unable To Sell Their Shares

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. We currently plan to apply for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot provide investors with any assurance that our common stock will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, then investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If A Market For Our Common Stock Develops, Our Stock Price May Be Volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

     (1)     the results of our geological exploration program;
     (2)     our ability or inability to achieve financing;

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     (3)     increased competition; and
     (4)     conditions and trends in the mineral exploration industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or
disproportionate to our operating performance.   These market fluctuations,
as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

If The Selling Shareholders Sell A Large Number Of Shares All At Once Or In Blocks, The Price Of Our Shares Would Most Likely Decline

The selling shareholders are offering 1,414,500 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common
stock is trading will cause that market price to decline.   Moreover, the
offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 22% of the common shares outstanding as of the date of this prospectus.

Because Our Stock Is Penny Stock, Shareholders Will Be Limited In Their Ability To Sell Their Stock

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in New Paltz Capital will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than complying with those rules, some broker-dealers will refuse to attempt to sell our stock.

                      FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                            USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

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                     DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                                DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,414,500 shares of common stock offered through this prospectus. The shares include the 1,414,500 shares of our common stock that the selling shareholders acquired from us in three separate offerings of our common stock that were exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of November 5, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.     the number of shares owned by each prior to this offering;
     2.     the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering;
     4.     the percentage owned by each; and
     5. the identity of the beneficial holder of any entity that owns the shares.

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Blake W. Asselstine     100,000      100,000           NIL            NIL
Suite 101,
225 West 7th Ave.
Vancouver, BC

Ian James Asselstine    100,000      100,000           NIL            NIL
1600 -
200 Granville Street
Vancouver, BC

James W. Asselstine     150,000      150,000           NIL            NIL
#108 -
2095 Marine Drive
West Vancouver, BC

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TABLE IS CONTINUED FROM PAGE 10

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Brenda L. Barrick       150,000      150,000           NIL            NIL
1191 Lillooet Road
North Vancouver, BC

Robert Burns              1,000        1,000           NIL            NIL
1351 Terrace Avenue
North Vancouver, BC

Casey Cleland           250,000      250,000           NIL            NIL
#14 -
828 West 16th Street
North Vancouver, BC

Grace Chasmar             5,000        5,000           NIL            NIL
5162 Meadfeild Road
West Vancouver, BC

Leslie R. Chasmar         5,000        5,000           NIL            NIL
5162 Meadfeild Road
West Vancouver, BC

Carolyn Coleclough        1,000        1,000           NIL            NIL
2360 Palmerstone Avenue
West Vancouver, BC

Jennifer Coleclough       1,000        1,000           NIL            NIL
2862 Hoskins Road
North Vancouver, BC

Nigel Coleclough          1,000        1,000           NIL            NIL
212 - 147 E. 1st Street
North Vancouver, BC

J. M. Brian Coleman       5,000        5,000           NIL            NIL
805 West 14th Avenue
Vancouver, BC

Jason E. Coleman          2,000        2,000           NIL            NIL
1501 -
1790 Bayshore Drive
Vancouver, BC

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TABLE IS CONTINUED FROM PAGE 11

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Jonathan P. Coleman       2,000       2,000            NIL            NIL
1501 -
1790 Bayshore Drive
Vancouver, BC

Chantal Contorines        1,000       1,000            NIL            NIL
3285 Fromme Road
North Vancouver, BC

Calvin Corbett            1,000       1,000            NIL            NIL
70 Courtney Crescent
New Westminster, BC

Andreas Freyvogel         5,000       5,000            NIL            NIL
#106 -
252 West 2nd Street
North Vancouver, BC

Claire Freyvogel          5,000       5,000            NIL            NIL
987 Glenora Avenue
North Vancouver, BC

Francois Freyvogel        1,000       1,000            NIL            NIL
69 -
2212 Folkestone Way
West Vancouver, BC

John Freyvogel            1,000       1,000            NIL            NIL
987 Glenora Avenue
North Vancouver, BC

Nina Freyvogel            1,000       1,000            NIL            NIL
69 - 2212 Folkestone Way
West Vancouver, BC

Lynda Jamieson            5,000       5,000            NIL            NIL
#26 - 821 3rd Avenue S.W.
Calgary, AB

William Jamieson          5,000       5,000            NIL            NIL
#26 - 821 3rd Avenue S.W.
Calgary, AB

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TABLE IS CONTINUED FROM PAGE 12

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Ian J. MacKay             2,000       2,000            NIL            NIL
4685 Cherbourg Drive
West Vancouver, BC

Ian McBean              400,000     400,000            NIL            NIL
2466 12th Avenue
Vancouver, BC

Jessica C. McBean         1,000       1,000            NIL            NIL
206 -
838 West 16th Avenue
Vancouver, BC

Teal A. McBean            1,000       1,000            NIL            NIL
2466 West 12th Avenue
Vancouver, BC

Cathy Ann McLaughlin      2,000       2,000            NIL            NIL
3822 Edinburgh Street
Burnaby, BC

R. Ian Mitchell           2,000       2,000            NIL            NIL
3822 Edinburgh Street
Burnaby, BC

James R. Peacock        200,000     200,000            NIL            NIL
3994 Quesnel Drive
Vancouver, BC

Patricia L. Sanderson     2,500       2,500            NIL            NIL
805 West 14th Avenue
Vancouver, BC

John D. Sutherland        1,000       1,000            NIL            NIL
1467 Johnston Road
White Rock, BC

Dennis Swanson            3,000       3,000            NIL            NIL
5775 Seaview Road
West Vancouver, BC

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TABLE IS CONTINUED FROM PAGE 13

                                    Total Number     Total Shares   Percent
                        Shares      Of Shares To     To Be          Owned
                        Owned       Be Offered       Owned Upon     Upon
                        Prior       For Selling      Completion     Completion
Name Of                 To This     Shareholders     Of This        Of This
Selling Stockholder     Offering    Account          Offering       Offering
------------------------------------------------------------------------------

Susan Thomas             1,000       1,000             NIL            NIL
1351 Terrace Avenue
North Vancouver, BC

William J. Wright        1,000       1,000             NIL            NIL
3459 River Road W. 31
Ladner, BC

------------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,414,500 shares of common stock outstanding on November 5, 2001.

Other than disclosed below, none of the selling shareholders or their beneficial owners:

     * has had a material relationship with the company other than as a shareholder at any time within the past three years; or

     * has ever been an officer or directors of the company or any of its predecessors or affiliates.

Mr. Blake W. Asselstine, the adult son of Mr. William Asselstine, is the holder of 100,000 shares of our common stock and is a selling shareholder.

Mr. Ian James Asselstine, the adult son of Mr. William Asselstine, is the holder of 100,000 shares of our common stock and is a selling shareholder.

Mr. James W. Asselstine, the father of Mr. William Asselstine, is the holder of 150,000 shares of our common stock and is a selling shareholder.

                          PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.     In privately negotiated transactions;
     3.     Through the writing of options on the common stock;

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     4.     In short sales; or
     5.     In any combination of these methods of distribution.

The sales price to the public may be:

     1.     The market price prevailing at the time of sale;
     2.     A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling shareholder of their shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee or other transferee in place of the selling shareholder who has transferred their shares.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.
The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                              LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of November 5, 2001 are as follows:

DIRECTORS:

Name of Director           Age
----------------------    -----
William J. Asselstine      57

EXECUTIVE OFFICERS:

Name of Officer            Age      Office
--------------------      -----     -------
William J. Asselstine      57       President, Secretary and Treasurer


Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. William J. Asselstine is our president, secretary and treasurer and is our sole director. Mr. Asselstine has been our president, secretary and treasurer and our sole director since March 14, 2000. Mr. Asselstine has been the director of real estate operations for NTG Clarity Networks Inc.
from June 2001 to present. Mr. Asselstine was director of real estate operations for Javelin Connections Inc. from December 2000 to May 2001.
Mr. Asselstine was a building access specialist with AT&T Canada Inc. from November 1998 to November 2000. Each of NTG Clarity Networks, Javelin Connections and AT&T Canada is a company engaged in the business of telecommunications. Mr. Asselstine was a senior negotiator for Colliers International from March 1980 to October 1998. Mr. Asselstine served as an officer and director of various companies engaged in the businesses of mineral and oil and gas exploration whose shares were traded on the Vancouver Stock Exchange during the period from the late 1970's to 1985. These companies included Boulder Mountain Resources Ltd., The Bullet Group Inc., Maple Leaf Petroleum Ltd., Rio Blanco Resources Ltd., Warwick Petroleum Ltd., Wildrose Petroleum Ltd., Fairmile Gold Corp., Buffalo Resources Ltd., Canadian Cariboo Resources Ltd., Rich Capital Corp. and Xing Hai Resources Ltd.

Term of Office

Our directors are elected for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than Mr. Asselstine, our sole officer and director.


           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 5, 2001 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and
(iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

------------------------------------------------------------------------------

                  Name and address         Number of Shares   Percentage of
Title of class    of beneficial owner      of Common Stock    Common Stock(1)

------------------------------------------------------------------------------

Common Stock      William J. Asselstine     5,000,000 shares        77.9%
                  Director, President,
                  Secretary & Treasurer
                  2360 Palmerston Avenue
                  Vancouver, BC, Canada

Common Stock      Directors and Officers    5,000,000 shares        77.9%
                  As a Group (1 Person)

------------------------------------------------------------------------------

(1) Based on a total of 6,414,500 shares of our common stock issued and outstanding as of November 5, 2001.

------------------------------------------------------------------------------

It is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 5, 2001, there were 6,414,500 shares of our common stock issued and outstanding that were held by approximately thirty-six (36) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply.
The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.


        DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                                 ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                        ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on March 14, 2000 under the laws of the state of Nevada.

We acquired our mineral claims situated in the Eureka Mining District in Yavapai County in the State of Arizona in September 2000.

Mr. William Asselstine, our president, secretary and treasurer and a director, has been our sole promoter since our inception. Other than the purchase of his stock, Mr. Asselstine has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Asselstine acquired 5,000,000 shares of our common stock at a price of $0.001 US per share on August 21, 2000. Mr. Asselstine paid a total purchase price of $5,000 for these shares.


                              DESCRIPTION OF BUSINESS

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own eight mineral claims that we refer to as the Oro Dinero mineral claims, as described below. Further exploration of our mineral claims is required before a final evaluation as to the economic and legal feasibility of any mineral reserves that we may discover on our mineral claims can be completed. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on our mineral claims in order to ascertain whether our claims possess commercially exploitable quantities of gold. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

Mineral Claims Purchase Agreement

We purchased eight mineral claims located in the Eureka Mining District of the State of Arizona from Mr. Laurence Sookochoff in September 2000.  We paid
a purchase price of $3,500 in consideration for our mineral claims.   We refer
to these mineral claims as the Oro Dinero mineral claims. We acquired a 100% interest to the Oro Dinero mineral claims.

Recording of the Mineral Claims

The Oro Dinero mineral claims consist of eight mineral claims located in the Eureka Mining District of the Yavapai County in the State of Arizona. Mr. Sookochoff recorded the mineral claims with the Bureau of Land Management of the United States Department of the Interior. The mineral claims have the following legal description:

      Name of Mining Claim          Claim Number

      Oro Dinero 1                  AMC354106
      Oro Dinero 2                  AMC354107
      Oro Dinero 3                  AMC354108
      Oro Dinero 4                  AMC354109
      Oro Dinero 5                  AMC354110
      Oro Dinero 6                  AMC354111

      Oro Dinero 7                  AMC354112
      Oro Dinero 8                  AMC354113

The eight mineral claims comprising the Oro Dinero mineral claims were recorded with the Bureau of Land Management of the United States
Department of the Interior in September 2000 by Mr. Laurence Sookochoff
to cover the main area of potential gold mineralization, as identified by
Mr. Sookochoff.   Each mineral claim is effective until August 31, 2002.
We are the legal and beneficial owner of title to the mineral claims and no other person has any interest in the mineral claims.

In order to maintain our mineral claims in good standing, we must complete exploration work on our mineral claims or pay maintenance fees in lieu of completing exploration work with the Bureau of Land Management of the United States Department of the Interior. Currently, a maintenance fee of $100 per mineral claim must be paid in each year to maintain the mineral claims for an additional year. If we fail to complete work on our mineral claims in the minimum required amount or pay the maintenance fees in lieu of completing work, then our mineral claims will lapse and we will lose all interest that we have in these mineral claims.

Location of the Mineral Claims

The Oro Dinero mineral claims are located approximately seven miles southeast of Bagdad, Arizona and within two miles southwest of Crosby Mountain, Arizona. Access to the mineral claims is from Wickenburg, Arizona via Highway 93 for 42 miles to Highway 93, a road paralleling Bridal Creek and accessing Bagdad. At six miles along Highway 93, a rough four wheel drive road junctions with Highway 93 from the east and leads to the Oro Dinero claim group some three miles distant.

The property covers gentle to moderate rolling hills with elevations ranging from 3,100 feet at the southeast corner of the property to over 3,600 feet on a north-south ridge near the western boundary. Intermittent flowing streams, such as Billy Springs adjacent to the eastern boundary may provide sufficient water for a test heap leaching operation. Additional water sources may be available from wells drilled near the Santa Maria River.

Geological Report

We engaged Mr. Laurence Sookochoff, P.Eng. to prepare an initial geological evaluation report on the Oro Dinero mineral claims in September 2000 when the mineral claims were recorded. Mr. Sookochoff updated this geological evaluation report in October 2001 to incorporate the results of phase one of the first stage of the recommended geological work program. This updated report is entitled Geological Evaluation Report on the Oro Dinero Claim Group and is dated October 25, 2001.

The purpose of the report was to summarize the information from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a gold mining project on the mineral claims.
The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

Exploration History of the Mineral Claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Sookochoff, P. Eng. The following summary of the exploration history of the mineral claims is based on Mr. Sookochoff's summary of this exploration history:

     1. The mining history in the Eureka District of Yavapai County stems from January 1, 1882 when two prospectors staked the Hawkeye and Bagdad mineral claims. These claims ultimately became the site of the present Bagdad open pit copper mine located at Bagdad, Arizona, approximately seven miles north of the Oro Dinero claim group. The Bagdad mine is currently in production;

     2. The Hillside mine, five miles north of Bagdad was discovered in 1887 and produced gold and silver until 1947;

     3. The Crosby mine, three miles northeast of the Oro Dinero mineral claims, reportedly produced intermittently between 1906 and the 1960's;

     4. The Oro Dinero mineral claims were the subject of a heap leaching mining operation in 1979 when a total of 500 tons of surface mineralized rock was stripped and gold extracted by leaching using cyanide;

     5. Several of the mineralized rock showings on the Oro Dinero mineral claims were sampled in 1979;

     6. The northern portion of the Oro Dinero mineral claims were mapped, sampled and geochemically surveyed in 1980;

     7. Mr. Sookochoff carried out a sampling program on the property covered by the Oro Dinero mineral claims in 1983;

     8. Mr. Sookochoff carried out a limited sampling program of the main showings of the Oro Dinero mineral claims in 1998.


Geology of the Mineral Claims

The geological report identified gold mineralization on the Oro Dinero claims. The gold mineralization was present in zones of fracturing and alteration appearing vein-like in their surface trace. A vein is a fault, crack or fissure in a rock filled by minerals that have
traveled upwards from some deep source.    The geology of the property
is such that the gold mineralization could be attributed to or associated with various geological scenarios. The report concluded that based on the encouraging samples results from prior exploration and the favorable geological setting of the Oro Dinero claim group, there is the potential for the delineation of adequate reserves of gold on which to base an economic gold production operation.

Recommendations of Geological Report

In his geological report, Mr. Sookochoff, P. Eng. recommends the completion of a three-stage geological work program on the Oro Dinero mineral claims.

The first stage of the exploration program would be comprised of the following phases:

     1. The first phase would be comprised of obtaining aerial photographs or satellite imagery data for the area to analyze the property for structural features that may control the mineral zones. This phase has been completed by us at a cost of $5,000;

     2. The second phase would be comprised of establishing a grid over the entire property for a control of the exploration programs and the completion of prospecting and detailed geological mapping and sampling over the property. This second phase is referred to as phase 1A in Mr. Sookochoff's updated geological report. The purpose of this phase would be to establish the geological reason for mineralization on the property. Large and small geological structures would be noted in addition to the type of alteration, alteration minerals, degree of alteration and the mineralization features. The estimated cost of this second phase of stage one is $7,500;

     3. The third phase of stage one would be comprised of geophysical surveys of the property. This third phase is referred to as phase 1B in Mr. Sookochoff's updated geological report. This survey would include a visit to the site of the mineral claims. The estimated cost of completion of the third phase of stage one is $37,500.

The second stage of the exploration program would be comprised of a diamond-drilling program to test the mineral zones and to obtain core samples to visually examine the geology of the bedrock hosting the mineralization. The drilling program would require access to the site of the mineral claims with drilling equipment. The estimated cost of completion of the second phase of the exploration program is $75,000.

The third stage of the exploration program would be comprised of a reverse circulation-drilling program to delineate the mineral zones as determined in the second stage. The initial holes should be drilled to twin a mineralized diamond drill hole in order to establish a common basis to determine the comparable mineralization factor in each hole. The estimated cost of completion of the third stage of the exploration program is $100,000.

The geological review and interpretations required in each stage of the exploration program would be comprised of review of the data acquired from each stage of the exploration program and an analysis of this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication for the area to host mineralization to warrant
additional exploration.   Positive results of each stage of the exploration
program would be required to justify continuing with the next stage of the exploration program. Such positive results would include the identification of the zones of mineralization.

Current State of Exploration

Our mineral claims presently do not have any proven mineral reserves. The property that is the subject to our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. The status of our planned exploration program is discussed in detail below. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be proven.

Geological Exploration Program

We have accepted the recommendations of the geological report and we have proceeded with the first phase of stage one of the recommended geological
exploration program.   As a result of the completion of this first phase, we
received the update geological report of Mr. Sookochoff dated October 25, 2001. We have determined to proceed to complete phase two of stage one of the geological exploration program based upon receipt of this report.

We will make a determination whether to proceed with the third phase of the exploration program upon completion of second phase of stage one of the exploration program by Mr. Sookochoff and the review of the results of this second phase. In completing this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing that will be necessary for us to proceed with phase three of the exploration program. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment.

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Bureau of Land Management of the United States Department of the Interior.

We will be required to obtain a permit prior to the initiation of the second stage of the recommended exploration program as this stage will involve diamond drilling on the property. A plan of operation would be required to be submitted in connection with the permit application. It is estimated that it would take approximately two months to obtain the required permit at an estimated cost to us of $10,000.

Employees

We have no employees other than Mr. William Asselstine, our president, secretary and treasurer.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.


                              PLAN OF OPERATIONS

Plan of Operations

Our business plan is to proceed with the exploration of the Oro Dinero mineral claims to determine whether there are commercially exploitable reserves of gold located on the property comprising the mineral claims.
We have decided to proceed with the second phase of stage one of the
Exploration program recommended by the geological report.    We anticipate
that this phase of the recommended geological exploration program will cost approximately $7,500. We had $33,058 in cash reserves as of June 30, 2001. Accordingly, we are able to proceed with phase two of stage one of the exploration program without additional financing.

We will assess whether to proceed to the third phase of stage one of the recommended geological exploration program upon completion of an assessment of the results of phase two of stage one of the geological exploration program. In completing this determination, we will review the conclusions and recommendations that we receive from Mr. Sookochoff based on his geological review of the results of the second phase. We will also make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing necessary for us to proceed with phase three of stage one of the exploration program.

If we complete stage one of our exploration program, we will assess whether to proceed to the second stage of the recommended geological exploration program upon completion of an assessment of the results of the first stage of the geological exploration program. In completing this determination, we will make an assessment as to whether the results of the first stage are sufficiently positive to enable us to achieve the financing necessary for useto proceed with the second stage of the exploration program. This assessment will include an assessment of our cash reserves after the completion of stage one and the market for financing of mineral exploration projects at the time of our assessment.

We anticipate that we will incur the following expenses over the next twelve months:

     1. $7,500 in connection with the completion of the second phase of stage one of our recommended geological work program;

     2. $20,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We anticipate spending approximately $27,500 over the next twelve months in pursuing our stated plan of operations. Of the anticipated expenses, we anticipate that expenses of approximately $17,500 will be incurred over the next six months. Based on our working capital position of $32,223 as of June 30,

2001, we believe we have sufficient cash resources to pay for our operating expenses over the next twelve months.

We anticipate that we will require additional funding in the event that we decide to proceed with the third phase of stage one of the exploration program. The anticipated cost of the third phase of stage one the exploration program is $37,500. This amount is in excess of our projected cash reserves remaining upon completion of phase two of stage one of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of stage one of the exploration program. We believe that debt financing will not be an alternative for our exploration program. We do not have any arrangements in place for any future equity financing.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.

Results Of Operations for Year Ending June 30, 2001

We did not earn any revenues during the year ending June 30, 2001. We anticipate that we will not earn revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $6,907 for the year ended June 30, 2001. These operating expenses included mineral property acquisition and exploration costs in the amount of $3,500 in connection with the Oro Dinero mineral claims. We also incurred professional fees in the amount of $3,344 that were attributable our corporate organization.

We incurred a loss of $6,907 for the year ending June 30, 2001. Our loss was attributable entirely to operating expenses.

Liquidity and Capital Resources

We had cash of $33,058 as of June 30, 2001, and had working capital of $32,223 as of June 30, 2001.


                         DESCRIPTION OF PROPERTY

We do not own or lease any property other than our interest in our mineral claims.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *     Any of our directors or officers;
     *     Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *     Any of our promoters;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. William Asselstine, our sole officer and director, has been our sole promoter since our inception. Mr. Asselstine has acquired 5,000,000 shares of our common stock at a price of $0.001 US per share. Mr. Asselstine paid a total purchase price of $5,000 for these shares. Mr. Asselstine purchased these shares on August 15, 2000. Other than the purchase of his stock Mr. Asselstine has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value.

Mr. Blake W. Asselstine, the adult son of Mr. William Asselstine, purchased 100,000 shares of our common stock at a price of $0.01 per share on November 10, 2000 for an aggregate purchase price of $1,000.

Mr. Ian James Asselstine, the adult son of Mr. William Asselstine, purchased 100,000 shares of our common stock at a price of $0.01 per share on November 10, 2000 for an aggregate purchase price of $1,000.

Mr. James W. Asselstine, the father of Mr. William Asselstine, purchased 150,000 shares of our common stock at a price of $0.11 per share on May 5, 2001 for an aggregate purchase price of $16,500.


              MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
(c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock;
(b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had thirty-six (36) registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock became available for resale to the public after August 21, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. An additional 1,414,500 shares of our common stock will be available for resale to the public after November 10, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act as follows:

     1.     1,200,000 shares after November 10, 2001;
     2.     64,500 shares after January 25, 2002;
     3.     150,000 shares after May 5, 2001.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, equals approximately 64,145 shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may currently be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that
prevent us from declaring dividends.   The Nevada Revised Statutes, however,
do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal period ended June 30, 2001.


                 Annual Compensation               Long Term Compensation
                 -------------------               ----------------------

                                        Other                            All
                                        Annual                           Other
                                        Com-   Restricted                Com-
                                        pensa- Stock   Options/* LTIP    pensa-
Name       Title    Year Salary  Bonus  tion   Awarded SARs (#)payouts($)tion
----       -----    ---- ------  -----  ------ ------- ------- --------- -----
William    President 2001  $0      0      0      0        0       0        0
Asselstine Secretary
           Treasurer
           & Director

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended June 30, 2001. We have also not granted any stock options to the executive officers since June 30, 2001. We do not have any stock options outstanding.

                         FINANCIAL STATEMENTS

Index to Financial Statements:

1.     Independent Auditors' Report of Morgan & Company;

2. Audited Financial Statements for the year ending June 30, 2001, including:

       a.    Balance Sheets as at June 30, 2001 and 2000

       b. Statements of Operations and Deficit for the year ended June 30, 2001, for the period from inception on March 14, 2000 to June 30, 2000 and for the period from inception on March 14, 2000 to June 30, 2001

       c. Statements of Cash Flows for the year ended June 30, 2001, for the period from inception on March 14, 2000 to June 30, 2000 and for the period from inception on March 14, 2000 to June 30, 2001

       d.    Statement of Stockholders' Equity

       e.    Notes to Financial Statements


                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                            AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                          NEW PALTZ CAPITAL CORP.
                      (An Exploration  Stage Company)


                          FINANCIAL STATEMENTS


                         JUNE 30, 2001 AND 2000
                        (Stated in U.S. Dollars)

                                         MORGAN & COMPANY
                                         CHARTERED ACCOUNTANTS



                          AUDITORS' REPORT




To the Shareholders
New Paltz Capital Corp.
(An exploration stage company)


We have audited the balance sheets of New Paltz Capital Corp. (an exploration stage company) as at June 30, 2001 and 2000, and the statements of operations and deficit, cash flows and stockholders' equity for the periods ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and 2000, and the results of its operation, cash flows and changes in stockholders' equity for the periods ended June 30, 2001 and 2000 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company has incurred a net loss of $7,727 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.




Vancouver, B.C.                       "Morgan & Company"

August 24, 2001                        Chartered Accountants


Tel: (604) 687-5841      Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075        ACPA          Suite 1488-700 West Georgia St.
www.morgan-cas.com      International             Vancouver, B.C. V7Y1A1

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                            BALANCE SHEETS
                       (Stated in U.S. Dollars)

---------------------------------------------------------------------------
                                                    JUNE 30
                                           2001                2000
---------------------------------------------------------------------------
ASSETS

Current
  Cash                                  $  33,058            $       -

Mineral Property Interest (Note 3)              -                    -
                                        -----------------------------------
                                        $  33,058            $       -
===========================================================================

LIABILITIES

Current
   Accounts payable                     $     835           $      820
                                        -----------------------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    75,000,000 common shares, par value
    $0.001 per share at June 30, 2001
    and June 30, 2000

  Issued and outstanding:
    6,414,500 at June 30, 2001 and 0 at
    June 30, 2000                           6,414                    -

  Additional paid-in capital               33,536                    -

Deficit Accumulated During
 The Exploration Stage                     (7,727)                (820)
                                        -----------------------------------
                                           32,223                 (820)
                                        -----------------------------------
                                        $  33,058           $        -
================================================================================

Approved by the Board of Directors:


-------------------------                      ----------------------------

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                   STATEMENTS OF OPERATIONS AND DEFICIT
                         (Stated in U.S. Dollars)

-----------------------------------------------------------------------
                                           PERIOD FROM
                                             DATE OF
                                          INCORPORATION       INCEPTION
                                YEAR        MARCH 14           MARCH 14
                               ENDED        2000 TO            2000 TO
                              JUNE 30       JUNE 30            JUNE 30
                                2001          2000               2001
-----------------------------------------------------------------------
Expenses
  Mineral property
   acquisition
   and exploration
   costs                     $   3,500     $        -    $    3,500

  Office and
   sundry                           63              -            63

  Professional
   fees                          3,344            820         4,164
                            -------------------------------------------
Loss For The Period              6,907            820    $    7,727
                                                         ==============
Accumulated Deficit,
 Beginning Of
 Period                            820              -
                            ------------------------------
Accumulated Deficit,
 End Of Period               $   7,727     $     820
==========================================================
Loss Per Share               $  (0.01)     $       -
==========================================================
Weighted Average Number Of
Shares Outstanding          5,173,697              -
==========================================================

                          NEW PALTZ CAPITAL CORP.
                     (An Exploration Stage Company)

                        STATEMENTS OF CASH FLOWS
                        (Stated in U.S. Dollars)
-----------------------------------------------------------------------
                                           PERIOD FROM
                                             DATE OF
                                          INCORPORATION       INCEPTION
                                YEAR        MARCH 14           MARCH 14
                               ENDED        2000 TO            2000 TO
                              JUNE 30       JUNE 30            JUNE 30
                                2001          2000               2001
-----------------------------------------------------------------------
Cash Flows From Operating
Activities
  Loss for the period      $  (6,907)    $     (820)    $   (7,727)

Changes In Operating
Assets And Liabilities
 Accounts payable                   15            820            835
                            -------------------------------------------
                                (6,892)             -         (6,892)
                            -------------------------------------------
Cash Flows From
Financing Activity
  Issue of share capital        39,950              -         39,950
                            -------------------------------------------
Increase In Cash                33,058              -         33,058

Cash, Beginning Of Period            -              -              -
                            -------------------------------------------
Cash, End Of Period          $  33,058     $        -     $   33,058
=======================================================================

                          NEW PALTZ CAPITAL CORP.
                      (An Exploration Stage Company)

                    STATEMENT OF STOCKHOLDERS' EQUITY

                             JUNE 30, 2001
                        (Stated in U.S. Dollars)


                                                       Deficit
                            COMMON STOCK             Accumulated
               -----------------------------------     During
                 Number                  Additional      The
                   Of                     Paid-In     Exploration
                Shares       Amount       Capital       Stage      Total
               ------------------------------------------------------------
Net loss             -      $       -    $       -    $   (820)  $  (820)
               ------------------------------------------------------------
Balance, June
 30, 2000            -              -            -        (820)     (820)

Issuance of
 common
 stock       6,414,500          6,414       33,536           -    39,950

Net loss             -              -            -      (6,907)   (6,907)
             --------------------------------------------------------------
Balance,
 June 30,
 2001        6,414,500      $   6,414    $  33,536     $(7,727)  $32,223
             ==============================================================

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                        NOTES TO FINANCIAL STATEMENTS

                           JUNE 30, 2001 AND 2000
                         (Stated in U.S. Dollars)

1.  OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on March 14, 2000.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $7,727 since inception and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through private placement and the public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.  SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                          NEW PALTZ CAPITAL CORP.
                       (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                         JUNE 30, 2001 AND 2000
                        (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES  (Continued)

a)  Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

b)  Mineral Property Acquisition and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)  Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion of all of a deferred tax asset will not be realized, a valuation allowance is recognized.

d)  Financial Instruments

The Company's financial instruments consist of cash, accounts payable, and due to shareholder.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

e)  Loss Per Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.
Diluted earnings per share is not shown as the effect is anti-dilutive.

                          NEW PALTZ CAPITAL CORP.
                      (An Exploration Stage Company)

                      NOTES TO FINANCIAL STATEMENTS

                         JUNE 30, 2001 AND 2000
                        (Stated in U.S. Dollars)



3.  MINERAL PROPERTY INTEREST

During the year ended June 30, 2001, the Company acquired a 100% interest in eight mineral claims for cash consideration of $3,500. The claims are located in the Eureka Mining District of Arizona.


4.  COMMITMENT

The Company is required to pay approximately $2,000 annually to maintain its mineral property interest in good standing.

                                PART II

               INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's
Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    38.90
Federal Taxes                                               $      NIL
State Taxes and Fees                                        $      NIL
Transfer Agent Fees                                         $ 1,000.00
Accounting fees and expenses                                $ 2,000.00
Legal fees and expenses                                     $15,000.00
Blue Sky fees and expenses                                  $ 2,000.00
Miscellaneous                                               $      NIL
                                                            -----------
Total                                                       $20,038.90
                                                             =========
____________________________________________________________________________
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of common stock on August 21, 2000 to Mr. William Asselstine. Mr. Asselstine is our sole director and our president, secretary and treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.01 per share to a total of six purchasers on November 10, 2000. The total amount received from this offering was $12,000. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.
Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 64,500 shares of our common stock at a price of $0.10 per share to a total of twenty-eight purchasers on January 25, 2001. The total amount received from this offering was $6,450. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.
Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 150,000 shares of our common stock at a price of $0.11 per share to one purchaser on May 5, 2001. The purchaser was James W. Asselstine, the father of William Asselstine, our president, treasurer and secretary and a director. The total amount received from this offering was $16,500. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S.
The purchaser: (a) certified to us that he is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration;
(c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. The investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser.

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ITEM 27. EXHIBITS.

EXHIBIT NUMBER                DESCRIPTION
-----------------             ---------------------
  3.1                         Articles of Incorporation
  3.2                         By-Laws, as amended
  4.1                         Share Certificate
  5.1                         Opinion of Cane & Company, LLC, with consent
                              to use
 23.1                         Consent of Morgan & Company, Chartered
                              Accountants
 23.2                         Consent of Sookochoff Consultants Inc.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 5, 2001.

                                       NEW PALTZ CAPITAL CORP.

                                       By: /s/ William Asselstine
                                           -----------------------------
                                           William Asselstine, President


                          POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William Asselstine, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   CAPACITY IN WHICH SIGNED       DATE

                            President, Secretary,          November 5, 2001
                            Treasurer and Director
/s/ William Asselstine      (Principal Executive Officer)
----------------------      (Principal Financial Officer)
William Asselstine          (Principal Accounting Officer)